Exhibit 99.2

Timber Pharmaceuticals Announces Pricing of $15 Million Public Offering

Basking Ridge, NJ, November 3, 2021 (GLOBE NEWSWIRE) -- via NewMediaWire -- Timber Pharmaceuticals, Inc. (“Timber” or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced the pricing of its previously announced underwritten public offering of 23,437,500 shares of its common stock (or common stock equivalents) and accompanying warrants to purchase up to an aggregate of 23,437,500 shares of common stock. Each share of common stock (or common stock equivalent) is being sold together with one warrant to purchase one share of common stock at a combined public offering price of $0.64 per share of common stock and accompanying common warrant, less underwriting discounts and commissions. The warrants have an exercise price of $0.70 per share, are exercisable immediately, and will expire five years following the date of issuance.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

In addition, Timber has granted the underwriter a 30-day option to purchase up to an additional 3,515,625 shares of its common stock and/or warrants to purchase up to an additional 3,515,625 shares of its common stock at the public offering price, less underwriting discounts and commissions.

The gross proceeds from the offering to Timber, before deducting underwriting discounts and commissions and other offering expenses and excluding any proceeds that may be received upon exercise of the warrants to purchase common stock and the underwriter’s option to purchase additional shares of common stock and/or warrants, are expected to be $15 million. This offering is expected to close on or about November 5, 2020, subject to customary closing conditions. Timber intends to use the net proceeds from the offering for general corporate purposes, including, but not limited to, ongoing research and pre-clinical studies, clinical trials, the development of new biological and pharmaceutical technologies, investing in or acquiring companies that are synergistic with or complementary to the Company’s technologies, and licensing activities related to the Company’s current and future product candidates and working capital.

A shelf registration statement on Form S-3 (File No. 333-255743) relating to the securities being offered was filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 4, 2021, and became effective on May 11, 2021. The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the shelf registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website, located at www.sec.gov. Electronic copies of the final prospectus supplement and accompanying prospectus relating to the offering, when filed, may also be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, by email at placements@hcwco.com or by phone at (212) 856-5711.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and other sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Timber’s expectations regarding future financial and/or operating results, the public offering of Timber’s shares of common stock, including as to the consummation of the offering described above and the use of net proceeds therefrom, potential for our products and future revenues or growth in this press release constitute forward-looking statements.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, such as market and other conditions, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chairman and Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 863-6341
sprince@pcgadvisory.com

Media Relations:
Adam Daley
Berry & Company Public Relations
(212) 253-8881

adaley@berrypr.com